John W. Hlywak, Jr. (Investors)             Jay Higham (Media/Physicians)
Senior Vice President & CFO                 Senior Vice President of Marketing
IntegraMed America, Inc.                    IntegraMed America, Inc.
(914) 251-4143                              (914) 251-4127
email:  jhlywak@integramed.com              email:  jhigham@integramed.com
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Web Address:  http://www.integramed.com
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Lippert/Heilshorn & Associates
Kim Golodetz (kgolodetz@lhai.com)
(212) 838-3777
Bruce Voss (bvoss@lhai.com)
(310) 691-7100
www.lhai.com
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                  INTEGRAMED AMERICA EXPANDS INTO PHILADELPHIA

Purchase, NY, March 24, 2003 - IntegraMed America, Inc. (Nasdaq: INMD) today announced an exclusive agreement with the Philadelphia based Women's Institute for Fertility, Endocrinology & Menopause ("Women's Institute") to offer IntegraMed FertilityDirect(TM) products and services to the Women's Institute's patient population. Under the terms of the agreement, the Women's Institute joins IntegraMed's growing national network and has access to the Company's inventory of patient and business services. Women's Institute is a leading provider of fertility services in the greater Philadelphia marketplace.

The physicians of the Women's Institute, Frances Batzer, M.D., Benjamin Gocial, M.D., Maureen Kelly, M.D., and Jacqueline Gutmann, M.D., are a private group practice of reproductive endocrinologists who specialize in the assessment, diagnosis and treatment of endocrine disorders and infertility through medical, surgical and technological interventions. A full array of services to identify and treat causes of infertility are offered, including assisted reproductive technologies such as in vitro fertilization, intracytoplasmic sperm injections, assisted hatching and reproductive surgeries.

With offices in Philadelphia, Plymouth Meeting and Allentown, the Women's Institute offers broad geographic access and a medical staff of board certified reproductive endocrinologists.

Under the terms of the agreement, IntegraMed is committed to providing the Women's Institute with access to patient and business service offerings exclusively in the greater Philadelphia marketplace. Initially, the focus is on the Company's patient-oriented offerings including the Shared Risk Refund program, IntegraMed Pharmaceutical Services, and the Company's Internet marketing services. In addition, the Women's Institute has the exclusive right to access a full portfolio of other products and services that the Company makes available to its growing network of affiliated fertility centers.


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"Philadelphia is one of the largest fertility markets on the East Coast," said
Gerardo Canet, President and CEO of IntegraMed America, Inc. "As the leading fertility center in the Philadelphia marketplace, our contract with the Women's Institute continues this Company's tradition of only working with the best and most influential physicians. We believe this strategy helps to position IntegraMed as the leading provider of services to prospective parents and medical providers in this field."

"Our practice has been on the forefront of providing fertility services in the Philadelphia market for a long time," said Benjamin Gocial, M.D., "however, the market is becoming more competitive and we recognize the need to provide the kind of products and services to our patients that IntegraMed has pioneered successfully in other parts of the country. Aside from the patient oriented programs they offer, I am also particularly impressed with their clinical information system, which is extremely valuable to a practice like ours."

IntegraMed America, based in Purchase, NY, is focused on the $2 billion infertility industry, and offers products and services to patients, providers, payers and manufacturers. Specifically, the Company provides Business Services to a network of Fertility Institutes; distributes pharmaceutical products and financing programs directly to patients; operates www.integramed.com, an award-winning infertility Web site; and conducts clinical research through IntegraMed Research Institute.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America, are forward-looking statements. Actual results may differ materially from the statements made as a result of various factors including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission.



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